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                                                                     EXHIBIT 5.1

           [LETTERHEAD OF GOODWIN, PROCTER & HOAR LLP APPEARS HERE]


                                 July 23, 1996

ANSYS, Inc.
201 Johnson Road
Houston, PA 15342-1300

Ladies and Gentlemen:

          Re:       Registration Statement on Form S-8
                    ----------------------------------

          This opinion is delivered in our capacity as counsel to ANSYS, Inc. (the "Company") in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended, of a Registration Statement on Form S-8 (the "Registration Statement") relating to 2,460,000 shares of Common Stock, par value $.01 per share (the "Registered Shares"). Of the Registered Shares, the Company is authorized to issue 210,000 shares pursuant to the ANSYS, Inc. Employee Stock Purchase Plan ("ESPP") and 2,250,000 shares pursuant to the ANSYS, Inc. 1996 Stock Option and Grant Plan (the "1996 Plan," and together with the ESPP, the "Plans").

          As counsel for the Company, we have examined a copy of each of the Plans and the Company's Restated Certificate of Incorporation and Amended and Restated By-laws, each as presently in effect, and such records, certificates and other documents of the Company as we have deemed necessary or appropriate for the purposes of this opinion.

          Based on the foregoing, we are of the opinion that, when the Registered Shares are sold and paid for pursuant to the terms of the respective Plans, the Registered Shares will be duly authorized, legally issued, fully paid and non-assessable by the Company under the General Corporation Law of the State of Delaware.

          We hereby consent to being named as counsel to the Company in the Registration Statement and to the inclusion of this opinion as an exhibit to the Registration Statement.

                                              Very truly yours,

                                              /s/ Goodwin, Procter & Hoar  LLP

                                              GOODWIN, PROCTER & HOAR LLP





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